Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 23, 2007 on our audit of Lev Pharmaceuticals, Inc. and subsidiary's consolidated financial statements as of December 31, 2006 and for the years ended December 31, 2006, December 31, 2005 and for the period from July 21, 2003 (inception) to December 31, 2006 included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

/s/ Eisner, LLP

New York, New York
September 25, 2007